UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2014

1-12340

(Commission File Number)

KEURIG GREEN MOUNTAIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 4, 2014, Keurig Green Mountain, Inc. (the “Company”) issued a press release announcing that it has entered into an agreement to acquire the outstanding equity of MDS Global Holding p.l.c., a public limited company formed under the laws of Malta (“Bevyz”), that it does not already own.  The transaction is valued at approximately 178 million Euros in cash.  The Company currently owns approximately 15% of Bevyz on a fully diluted basis.  The transaction is subject to customary closing conditions and is expected to close in the next month.

The press release announcing the pending acquisition is attached to this Current Report on Form 8-K as Exhibit 99.1.  The information in this Item 7.01 (including the exhibit attached hereto) is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press release issued on December 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG GREEN MOUNTAIN, INC.

By:	/s/ Frances G. Rathke
Frances G. Rathke Chief Financial Officer and Treasurer

Date: December 4, 2014

Index to Exhibits

Exhibit No.	Description

99.1	Press release issued on December 4, 2014.